UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 14, 2016

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri	63025
(Address of principal executive offices)	(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.Entry into a Material Definitive Agreement.

Letter Agreements

Peak Resorts, Inc. (the “Company”) is currently a party to the following previously disclosed credit agreements with affiliates of Entertainment Properties Trust, Inc.: (i) the Master Credit and Security Agreement, dated as of December 1, 2014, among the Company, Mount Snow, Ltd., Sycamore Lake, Inc., Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc., Deltrecs, Inc., and JFBB Ski Areas, Inc., as borrowers, and EPT Ski Properties, Inc. and EPT Mount Snow, Inc., as lender (the “2014 Credit Agreement”); (ii) the Master Credit and Security Agreement, dated as of January 6, 2016, among the Company, Hunter Mountain Acquisition, Inc., Hunter Mountain Ski Bowl Inc., Hunter Mountain Festivals, Ltd., Hunter Mountain Rentals Ltd., Hunter Resort Vacations, Inc., Hunter Mountain Base Lodge, Inc. and Frosty Land, Inc., as borrowers, and EPT Ski Properties, Inc., as lender (the “Hunter Mountain Credit Agreement”); and (iii) the Master Credit and Security Agreement, dated as of September 1, 2016, among the Company and Mount Snow, Ltd., as borrowers, and EPT Mount Snow, Inc., as lender (the “Mount Snow Credit Agreement” and together with the 2014 Credit Agreement and the Hunter Mountain Credit Agreement, the “Credit Agreements”).

The terms of the 2014 Credit Agreement and Hunter Mountain Credit Agreement state that if the Company failed to maintain a consolidated fixed charge coverage ratio of 1.50:1.00 on a rolling four quarter basis, the Company must pay to the lenders an additional three months of lease payment obligations and debt service payments, as defined in the 2014 Credit Agreement and Hunter Mountain Credit Agreement (the “Additional Debt Service Deposits”), within 30 days of making such determination. The Mount Snow Credit Agreement requires the Company to comply with the Hunter Mountain Credit Agreement financial covenants, including the consolidated fixed charge coverage ratio covenant.  By June 14, 2016, the Company and the lender had determined that the Company did not maintain the necessary consolidated fixed charge coverage ratio for the year ended April 30, 2016.  The amount of the Additional Debt Service Deposits due to lender was approximately $3.23 million

On July 13, 2016, within the 30-day payment period, the Company and the lender entered into letter agreements with respect to the 2014 Credit Agreement (the “2014 Credit Agreement Letter”) and the Hunter Mountain Credit Agreement (the “Hunter Mountain Credit Agreement Letter” and together with the 2014 Credit Agreement Letter, the “Letter Agreements”) modifying the due date of the Additional Debt Service Deposits as follows: (i) one-third of such amount was due on January 31, 2017; (ii) one-third of such amount was due on February 28, 2017; and (iii) one-third of such amount was due on March 31, 2017.

The foregoing descriptions of the 2014 Credit Agreement Letter and Hunter Mountain Credit Agreement Letter are qualified in their entireties by reference to such documents, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Modification Agreement

As previously disclosed, on August 22, 2016, the Company entered into a securities purchase agreement with CAP 1 LLC in connection with the sale and issuance of $20 million of Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and three warrants (the “Warrants”), exercisable for 12 years, to purchase (i) 1,538,462 shares of the Company’s common stock at $6.50 per share; (ii) 625,000 shares of common stock at $8.00 per share; and (iii) 555,556 shares of common stock at $9.00 per share, in each case, subject to adjustments (the “Private Placement”).

Effective as of October 24, 2016, the Company, together with Mount Snow, Ltd., Sycamore Lake, Inc., Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc., Deltrecs, Inc., JFBB Ski Areas, Inc., Hunter Mountain Acquisition, Inc., Hunter Mountain Ski Bowl Inc., Hunter Mountain Festivals, Ltd., Hunter Mountain Rentals Ltd., Hunter Mountain Resort Vacations, Inc., Hunter Mountain Base Lodge, Inc. and Frosty Land, Inc., as borrowers, entered into the Modification of Master Credit Agreements (the “Modification Agreement”) with EPT Mount Snow, Inc., EPT Ski Properties, Inc. and EPT Mad River, Inc., as lenders. The Modification Agreement eliminates the need of the Company to pay the Additional Debt Service Deposits, as required by the Credit Agreements and modified by the Letter Agreements, as described above. In lieu of the requirement to pay the Additional Debt Service Deposits, the

Modification Agreement provides that no later than 30 days after the closing of the Private Placement, the Company shall deliver to the lender either (the “One Month Interest Obligation”) (i) a letter of credit in favor of the lender in the amount equal to one month of the lease payment obligations and debt service payments, as defined in the Credit Agreements; or (ii) cash equal to the same amount. The terms further provide that the lender may draw upon any letter of credit issued pursuant to the Modification Agreement upon the occurrence of certain events (the “Letter of Credit Events”), including, but not limited to, (i) any event of default under the Credit Agreements; (ii) the Company’s failure to maintain a consolidated fixed charge coverage ratio of 1.50:1.00 on a rolling four quarter basis, as calculated pursuant to the terms of the Credit Agreements, on or after May 1, 2017; and (iii) at any time within 60 days prior to the expiration date of any letter of credit. In the event of the occurrence of any Letter of Credit Events, the Company must replace the One Month Interest Obligation with (i) a replacement letter of credit in favor of the lender in the amount equal to three months of lease payment obligations and debt service payments, as defined in the Credit Agreements; or (ii) cash in the same amount. Pursuant to the terms of the Modification Agreement, the Company must obtain the consent of the lender prior to redeeming any preferred or common stock.

The effectiveness of the Modification Agreement is contingent upon closing the Private Placement for no less than $15 million no later than November 15, 2016. As the Company’s stockholders approved the issuance of the shares of Series A Preferred Stock, Warrants and Additional Common Stock, as defined herein, in connection with the Private Placement at the Company’s 2016 Annual Meeting of Stockholders held on October 24, 2016 (the “2016 Annual Meeting”), the Company expects to close the Private Placement prior to November 15, 2016.

The foregoing description of the Modification Agreement is qualified in its entirety by reference to the Modification Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 2.04.Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 3.03.Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company’s 2016 Annual Meeting held on October 24, 2016, the stockholders of the Company approved certain amendments to the Company’s Amended and Restated Articles of Incorporation (the “Articles”), as described herein. On October 26, 2016, the Company filed an amendment (the “Articles Amendment”) to its Articles with the Missouri Secretary of State which increased the number of authorized shares of common stock to 40,000,000 and authorized the creation of 40,000 shares of “blank check” preferred stock and certain conforming amendments to the Articles. The term “blank check” preferred stock refers to stock which gives the Board of Directors the flexibility to create one or more series of preferred stock, from time to time, and to determine the relative rights, preferences, powers and limitations of each series, including, without limitation: (i) the number of shares in each series; (ii) whether a series will bear dividends and whether dividends will be cumulative; (iii) the dividend rate and the dates of dividend payments; (iv) liquidation preferences and prices; (v) terms of redemption, including timing, rates and prices; (vi) conversion rights and prices; (vii) any sinking fund requirements; (viii) any restrictions on the issuance of additional securities of any class or series; (ix) any voting rights; and (x) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions.

Also on October 26, 2016, the Company filed with the Missouri Secretary of State a Certificate of Designation of Series A Cumulative Convertible Preferred Stock, par value $0.01, designating the creation of 40,000 shares of Series A Preferred Stock. The rights and preferences of the Series A Preferred Stock include, among other things, the following:

Ranking; Seniority

The Series A Preferred Stock shall generally rank, with respect to liquidation, dividends and redemption, (i) senior to common stock and to any other junior capital stock; (ii) on parity with any parity capital stock; (iii) junior to any senior capital stock; and (iv) junior to all of the Company’s existing and future indebtedness (except indebtedness issued on or prior to the Expiration Date (as defined below) that is convertible into or exercisable for any class or series of capital stock).

Additionally, until the earlier of (i) such date as no Series A Preferred Stock remains outstanding and (ii) January 1, 2027 (such earlier date, the “Expiration Date”), the Company is prohibited from (i) creating or issuing capital stock (or securities convertible into capital stock) that grants holders the right to receive dividends or interest prior to the Expiration Date when there are accrued or unpaid dividends with respect to the Series A Preferred Stock or the right to receive any liquidation payment prior to the Expiration Date at a time when the Series A Preferred Stock holders have not received their full liquidation value; (ii) paying any dividend or interest on capital stock (or securities convertible into capital stock) when there are accrued or unpaid dividends with respect to the Series A Preferred Stock; (iii) paying any liquidation payment on capital stock (or securities convertible into capital stock) at a time when the Series A Preferred Stock holders have not received their full liquidation value; or (iv) issuing any indebtedness convertible into or exercisable for capital stock.

The Company shall not make any redemption payment on any capital stock (or any security convertible into capital stock) at any time prior to the Expiration Date when any shares of Series A Preferred Stock have not been redeemed except for the redemption of junior securities to the extent permitted under “Dividend Rights” below.  The foregoing shall not restrict the Company’s ability to create, authorize the creation of, issue, sell, or obligate itself to issue (i) any indebtedness (other than, prior to the Expiration Date, indebtedness convertible into capital stock); or (ii) any common stock (or any capital stock convertible into common stock (other than any capital stock that is prohibited by this paragraph)).

 Dividend Rights

From and after the date that is nine months from the date of issuance, cumulative dividends shall accrue on the Series A Preferred Stock on a daily basis in arrears at the rate of 8% per annum on the liquidation value of $1,000 per share.    All accrued and accumulated dividends on the Series A Preferred Stock shall be paid prior and in preference to any dividend or distribution on or redemption of any junior securities, provided that the Company may, prior to the payment of all accrued and accumulated dividends on the Series A Preferred Stock, (i) declare or pay any dividend or distribution payable on the common stock in shares of common stock; or (ii) repurchase common stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase.  The Company may also redeem or repurchase junior securities at any time when there are no accrued or accumulated unpaid dividends on the Series A Preferred Stock.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of junior securities, and subject to the rights of any parity or senior securities, an amount in cash equal to $1,000 per share plus all unpaid accrued and accumulated dividends. The Series A Preferred Stock shall not be entitled to any further payment or other participation in any distribution of the available assets of the Company.  Neither the consolidation nor merger with or into any other person or entity, nor the voluntary sale, lease, transfer or conveyance of all or substantially all of the Company’s property or business, shall be deemed to constitute a liquidation.

Redemption

The Series A Preferred Stock is subject to redemption at a price per share equal to 125% of the liquidation value, plus all unpaid accrued and accumulated dividends, whether or not declared, at any time on or after the third anniversary of the issuance of the Series A Preferred Stock that the average closing price of the common stock on the 30 trading days preceding notice of the exercise of the redemption right is greater than 130% of the conversion price.

In addition, upon a change of control, any holder of Series A Preferred Stock shall have the right to elect to have all or any portion of its then outstanding Series A Preferred Stock redeemed for cash at the redemption price by the Company or the surviving entity of such change of control.  The redemption price may, at the option of the Company, be paid in shares of common stock.

Conversion

Upon the earlier of a change of control or the nine-month anniversary of the date of issuance, the holders of the Series A Preferred Stock have the right to convert the Series A Preferred Stock into shares of common stock equal to the number of shares to be converted, times the liquidation value, divided by the conversion price and receive in cash all accrued and unpaid dividends. The initial conversion price per share is $6.29, subject to adjustment pursuant to the terms of the Certificate of Designation. Holders of the Series A Preferred Stock also have basic anti-dilution rights.

Voting Rights

Each holder of Series A Preferred Stock shall be entitled to vote, on an as-converted basis, with holders of outstanding shares of common stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company.

The foregoing descriptions of the Articles Amendment and Certificate of Designation are qualified in their entireties by reference to the Articles Amendment and Certificate of Designation which are filed with this Current Report on Form 8-K as Exhibits 3.1 and 4.1, respectively, and incorporated herein by reference.

Item 5.07.Submission of Matters to a Vote of Security Holders.

On October 24, 2016, the Company held its 2016 Annual Meeting. At the Annual Meeting, stockholders considered: (1) Proposal 1: the election of the seven directors, each to serve for a one-year term until the Company’s 2017 Annual Meeting of Stockholders; (2) Proposal 2: the ratification of the selection of RSM US LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2017; (3) Proposal 3: the approval of the amendment to the Company’s Articles to effect an increase in the number of authorized shares of common stock to 40,000,000; (4) Proposal 4: the approval an amendment to the Articles to authorize 40,000 shares of “blank check” preferred stock to be designated in such series or class as the Board of Directors shall determine, including certain conforming amendments; (5) Proposal 5: the approval of the issuance of 20,000 shares of Series A Preferred Stock, the Warrants and shares of common stock upon the conversion of the Series A Preferred Stock and the exercise of the Warrants (the “Additional Common Stock”) in connection with the Private Placement for purposes of satisfying Nasdaq Rule 5635; and (6) Proposal 6: the approval of any motion properly brought before the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of Proposals 3, 4 and/or 5.

The Company's stockholders voted as follows on these matters:

The Company’s stockholders elected the seven director nominees as follows:

Nominee	For	Withheld	Broker Non-Votes
Timothy D. Boyd	6,651,820	2,021,581	3,446,499
Stephen J. Mueller	5,133,788	3,539,613	3,446,499

Richard K. Deutsch	6,651,770	2,021,631	3,446,499
Stanley W. Hansen	5,235,777	3,437,624	3,446,499
Carl E. Kraus	6,688,620	1,984,781	3,446,499
Christopher S. O’Connor	8,337,803	335,598	3,446,499
David W. Braswell	5,194,937	3,478,464	3,446,499

The Company's stockholders ratified the selection of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2017 as follows:

For	Against	Abstain	Broker Non-Votes
12,080,045	29,071	10,784	0

The Company’s stockholders approved the amendment to the Company’s Articles to effect an increase in the number of authorized shares of common stock to 40,000,000 as follows:

For	Against	Abstain	Broker Non-Votes
11,867,852	209,110	42,938	0

The Company’s stockholders approved an amendment to the Articles to authorize 40,000 shares of “blank check” preferred stock to be designated in such series or class as the Board of Directors shall determine, including certain conforming amendments, as follows:

For	Against	Abstain	Broker Non-Votes
8,501,486	143,090	28,825	3,446,499

The Company’s stockholders approved the issuance of the Series A Preferred Stock, the Warrants and the Additional Common Stock in connection with the Private Placement as follows:

For	Against	Abstain	Broker Non-Votes
8,522,911	123,665	26,825	3,446,499

The Company’s stockholders approved the motion to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of Proposals 3, 4 and/or 5 as follows:

For	Against	Abstain	Broker Non-Votes
11,831,287	232,095	56,518	0

Item 9.01.Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amendment to Amended and Restated Articles of Incorporation.
4.1	Certificate of Designation of Series A Cumulative Convertible Preferred Stock of Peak Resorts, Inc.
10.1	2014 Credit Agreement Letter, dated as of July 13, 2016, agreed to by Peak Resorts, Inc., as borrower representative, and EPT Ski Properties, Inc., EPT Mount Snow, Inc. and EPT Mad River, Inc.
10.2

Hunter Mountain Credit Agreement Letter, dated as of July 13, 2016, agreed to by Peak Resorts, Inc., as borrower representative, and EPT Ski Properties, Inc., EPT Mount Snow, Inc. and EPT Mad River, Inc.

10.3

Modification of Master Credit Agreements, effective as of October 24, 2016, by and among Peak Resorts, Inc., Mount Snow, Ltd., Sycamore Lake, Inc., Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc., Deltrecs, Inc., JFBB Ski Areas, Inc., Hunter Mountain Acquisition, Inc., Hunter Mountain Ski Bowl Inc., Hunter Mountain Festivals, Ltd., Hunter Mountain Rentals Ltd., Hunter Mountain Resort Vacations, Inc., Hunter Mountain Base Lodge, Inc. and Frosty Land, Inc., as borrowers, and EPT Mount Snow, Inc., EPT Ski Properties, Inc. and EPT Mad River, Inc. as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2016

PEAK RESORTS, INC. (Registrant)

By:	/s/ Stephen J. Mueller
Name:	Stephen J. Mueller
Title:	Chief Financial Officer